Exhibit 99.1

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED FINANCIAL STATEMENTS

FEBRUARY 28, 2006

(WITH INDEPENDENT AUDITORS’ REPORT THEREON)

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Supertel Hospitalities, Inc.:

We have audited the accompanying combined balance sheet of MOA Hospitality, Inc. Properties Under Contract for Sale (the Properties) as of February 28, 2006, and the related combined statements of operations, owners’ equity in properties, and cash flows for the year then ended. These combined financial statements are the responsibility of the Properties management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of MOA Hospitality, Inc. Properties Under Contract for Sale as of February 28, 2006, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Omaha, Nebraska

November 16, 2006

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED BALANCE SHEET

FEBRUARY 28, 2006

Assets
Investment in hotel properties	$20,673,919
Less accumulated depreciation	7,216,926

Investment in hotel properties, net	13,456,993
Cash and cash equivalents	28,968
Accounts receivable, net of allowance for uncollectible accounts of $16,389	73,715
Deferred costs, net	65,217
Prepaid expenses and other assets	112,405
Deferred tax asset	46,824

Total assets	$13,784,122

Liabilities and Owners’ Equity in Properties
Liabilities:
Accounts payable	$329,233
Accrued expenses and other liabilities	269,806
Share of long-term debt	6,571,732

Total liabilities	7,170,771

Owners’ equity in properties	6,613,351

Total liabilities and owners’ equity in properties	$13,784,122

See accompanying notes to combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED STATEMENT OF OPERATIONS

YEAR ENDED FEBRUARY 28, 2006

Revenue:
Room rentals and other hotel services	$5,862,449
Other	209,955

Total revenues	6,072,404

Expenses:
Hotel and property operations	2,944,799
General and administrative	657,241
Depreciation and amortization	716,527

Total expenses	4,318,567

Earnings before interest expense	1,753,837
Interest expense	620,473

Earnings before income tax expense	1,133,364
Income tax expense	444,994

Net earnings	$688,370

See accompanying notes to combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED STATEMENT OF OWNERS’ EQUITY IN PROPERTIES

YEAR ENDED FEBRUARY 28, 2006

Balance February 28, 2005	$6,046,621
Net earnings	688,370
Contributions from owners	2,099,688
Distributions to owners	(2,221,328)

Balance February 28, 2006	$6,613,351

See accompanying notes to combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED FEBRUARY 28, 2006

Cash flows from operating activities:
Net earnings	$688,370
Adjustments to reconcile net earnings to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	716,527
Bad debt expense	9,191
Deferred income taxes	33,460
Interest and income taxes allocated by owners	1,032,007
(Increase) decrease in assets:
Accounts receivable	(1,125)
Prepaid expenses and other assets	(4,693)
Increase (decrease) in liabilities:
Accounts payable	102,120
Accrued expenses and other liabilities	5,775

Net cash provided by operating activities	2,581,632

Cash flows from investing activities:
Additions to hotel properties	(382,642)
Cash flows from financing activities:
Distributions to owners	(2,221,328)

Net decrease in cash and cash equivalents	(22,338)
Cash and cash equivalents, beginning of year	51,306

Cash and cash equivalents, end of year	$28,968

Noncash activities:
Interest and income tax allocated by owners	$1,032,007
Decrease in share of long-term debt	1,067,681
Contributions from owners	2,099,688

See accompanying notes to combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

NOTES TO COMBINED FINANCIAL STATEMENTS

FEBRUARY 28, 2006

(1)	Organization and Summary of Significant Accounting Policies

(a)	Basis of Presentation

These financial statements present the combined balance sheets and the related combined statements of operations, owners’ equity in properties, and cash flows for the year ended February 28, 2006 of five properties held in a limited liability company under contract for sale (the Properties).

Motels of America, L.L.C. (the LLC), a limited liability company, owns all of the Properties. The LLC is 99% owned by MOA Star Corp. and 1% owned by MOA Investor Corp., its managing member. Both MOA Star Corp. and MOA Investor Corp. are wholly owned subsidiaries of MOA Hospitality, Inc. (MOA).

The Properties are operated pursuant to franchise agreements with Super 8 Motels, Inc. (Super 8) and Choice Hotels, Inc. (Comfort Inn) as follows:

Location	Franchise
Billings, MT	Super 8
Boise, ID	Super 8
Columbus, GA	Super 8
Ellsworth, ME	Comfort Inn
Terre Haute, IN	Super 8

(b)	Organization and Nature of Business

As of February 28, 2006, each of the Properties is a limited service hotel and are managed by MOA.

The LLC is organized under the laws of Delaware and has made an election with the IRS to be taxed as a C Corporation.

(c)	Principles of Combination

All significant intercompany balances and transactions have been eliminated in the combined financial statements.

(d)	Investment in Hotel Properties

The operating properties are stated at cost less accumulated depreciation. Operating properties, excluding land, are depreciated using the straight-line method over the estimated useful lives of the assets (buildings—40 years; furniture and equipment—7 years).

Maintenance and repair costs are expensed as incurred, while significant improvements, replacements and major renovations are capitalized.

If events or circumstances indicate that the carrying value of a hotel property to be held and used may be impaired, a recoverability analysis is performed based on estimated undiscounted future cash flows to be generated from the property. If the analysis indicates that the carrying value is not recoverable from future cash flows, the property is written down to estimated fair value and an impairment loss is recognized.

(e)	Cash and Cash Equivalents

Cash and cash equivalents represent liquid assets with a maturity of three months or less when acquired that are carried at cost, which approximates fair value.

(f)	Accounts Receivable

The allowance for uncollectible receivables is estimated based on the history of uncollectible accounts receivable and analysis of current aging. It is the Properties’ policy to reserve for all accounts receivable balances over 90 days old and also to reserve for any other specific accounts receivable that is determined to be uncollectible.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

FEBRUARY 28, 2006

(g)	Deferred Costs

Franchise costs are amortized over the life of the related agreement.

(h)	Revenue Recognition

Room revenues and other revenues derived from the operation of lodging facilities are recognized when earned.

(i)	Income Taxes

Income taxes are the responsibility of the LLC, not the Properties. However, in order to provide a true representation of the historical operations of the Properties, the combined financial statements have been presented as if the Properties themselves were taxable entities.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(j)	Financial Instruments

Fair values of financial instruments approximate their carrying values in the combined financial statements.

(k)	Estimates

The preparation of the combined financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(2)	Investment in Hotel Properties

The major classes of operating properties, at cost, are as follows:

Land	$2,265,239
Buildings	13,495,503
Furniture and equipment	4,913,177

20,673,919
Less accumulated depreciation	7,216,926

Investment in hotel properties	$13,456,993

(3)	Share of Long-term Debt

On August 28, 2003, the LLC obtained a mortgage note for $137.25 million secured by all (approximately 90) of the LLC’s properties. The loan bears interest at LIBOR (London Interbank Offered Rate) plus 5% (an effective rate of 9.625% at February 28, 2006) with a floor of 7.5%, matures September 13, 2008, and stipulates that aggregate net proceeds in excess of $2.5 million from the sale of the collateral properties must be applied as principal reductions on the loan. The terms of the loan require cumulative mandatory principal reductions of $60 million by September 13, 2004,

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

FEBRUARY 28, 2006

$90 million by September 13, 2005, and $112.5 million by September 13, 2006. At February 28, 2006, the outstanding loan balance of $19,030,797 was secured by 19 properties owned by the LLC, including the five under contract for sale presented in these combined financial statements. The debt is guaranteed by both Paul F. Wallace, CEO of MOA Hospitality, Inc., and MOA Hospitality, Inc.

The LLC allocates the outstanding loan balance and the associated interest to each property using a ratio of the carrying value, before depreciation, of each individual collateral property to the carrying value, before depreciation, of all the collateral properties securing the loan. The allocation of principal and interest is not necessarily indicative of the loan amount or interest expense that would have resulted had the properties been financed individually.

Management estimates that the fair value of the outstanding long-term debt approximates its carrying value due to the fact that it bears interest at a rate similar to that available to them in the marketplace for similar instruments.

(4)	Deferred Costs

Deferred franchise fees, at February 28, 2006, consist of the following:

Franchise fees	$161,484
Less accumulated amortization	96,267

Net deferred franchise fees	$65,217

Amortization expense for the year ended February 28, 2006 was $8,306.

(5)	Income Taxes

Income tax expense consists of:

	Current	Deferred	Total
U.S. federal	$332,759	27,056	359,815
State and local	78,775	6,404	85,179

	$411,534	33,460	444,994

Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 34% to income before income taxes as a result of the following:

Computed “expected” income tax expense	$385,344
Increase in income taxes resulting from:
State income taxes, net of federal income tax effect	55,762
Other, net	3,888

$444,994

The deferred tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes are as follows:

Deferred tax assets:
Investment properties, principally due to depreciation and purchase accounting adjustments	$41,520
Impairment losses and reserves	6,379

Total deferred tax assets	47,899

Deferred tax liabilities:
Other, net	(1,075)

Net deferred tax assets	$46,824

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

FEBRUARY 28, 2006

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the benefits of these deductible differences will be realized. There is no valuation allowance at February 28, 2006.

(6)	Related-Party Transactions

The Properties are managed by MOA Hospitality, Inc., under a management agreement between Motels of America, LLC and MOA Hospitality, Inc., renewable on an annual basis. A management fee is paid by the hotels each month based on 4% of total revenue. The management fees recognized for the year ended February 28, 2006 are $242,782; there was no management fee payable at February 28, 2006.

MOA Hospitality, Inc. provides staffing and negotiates insurance for the Properties on a combined basis. However, all invoices, including the staffing and insurance invoices, are paid by the central LLC disbursement account.

Payments for principal and interest on long-term debt and income tax expense are not the direct responsibility of the Properties, but rather the owners; as such, the decrease in the Properties’ share of long-term debt and the interest and income tax expense recorded in these combined financial statements have been presented as contributions from the owners.

(7)	Subsequent Event

On November 10, 2006, Supertel Limited Partnership contracted to purchase the Properties for a total purchase price of $24 million.